Exhibit 16.1

December 13, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the four paragraphs with respect to us in Item 3, "Changes in and Disagreements with Accountants", under "Previous Independent
Accountants", that are to be included in Form 10 SB of Biomass Processing
Technology, Inc., and we agree with those statements.

Very truly yours,

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

cc:  David D. Brooks, Chief Financial Officer